AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

         This AMENDMENT is made by and between JACKSON NATIONAL FINANCIAL SERVICES, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

         WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 20, 1995 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

         WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed to pay the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services a new investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2000, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2000, attached hereto.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 29th day of February, 2000.

JACKSON NATIONAL FINANCIAL          T. ROWE PRICE ASSOCIATES, INC.
SERVICES, LLC


By:      /s/ Andrew B. Hopping      By:    /s/ Darrell N. Braman
       --------------------                -------------------

Name:    Andrew B. Hopping          Name:   Darrell N. Braman
       --------------------                -------------------

Title:   President                  Title:  Vice President
       --------------------                --------------------

                                   SCHEDULE A
                                DATED MAY 1, 2000
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

                                     (Fund)

                   T. Rowe Price/JNL Established Growth Series
                     T. Rowe Price/JNL Mid-Cap Growth Series
                         T. Rowe Price/JNL Value Series

                                   SCHEDULE B
                                DATED MAY 1, 2000
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

                                 (Compensation)

                     T. Rowe Price Established Growth Series

                      Average Daily Net Assets Annual Rate
                             $0 to $20 million 0.45%
                            $20 to $50 million 0.40%
                           $50 to $200 million 0.40%*
                            Above $200 million 0.40%

                     T. Rowe Price/JNL Mid-Cap Growth Series

                      Average Daily Net Assets Annual Rate
                             $0 to $20 million 0.60%
                            $20 to $50 million 0.50%
                           $50 to $200 million 0.50%*
                            Above $200 million 0.50%

*When average daily net assets exceed this amount, the annual rate asterisked is applicable to all the amounts in the T. Rowe Price/JNL Established Growth and T. Rowe Price/JNL Mid-Cap Growth Series, respectively.


                         T. Rowe Price/JNL Value Series

                      Average Daily Net Assets Annual Rate
                             $0 to $50 million 0.50%
                         Amounts over $50 million 0.40%